Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of InSight Health Services Holdings Corp. (the “Company”) for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven T. Plochocki, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven T. Plochocki
Steven T. Plochocki
President and Chief Executive Officer
November 12, 2003

*A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to InSight Health Services Holdings Corp. and will be retained by InSight Health Services Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.